UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 23, 2014

AOL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34419	20-4268793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway, New York, New York 10003

(Address of Principal Executive Offices) (Zip Code)

212-652-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of Principal Accounting Officer

On October 23, 2014, AOL Inc. (the “Company”) appointed Ms. Lara Sweet to serve as the Company’s Senior Vice President, Controller and Chief Accounting Officer, effective November 4, 2014. Ms. Sweet, age 40, previously served as the Company’s Vice President, Internal Audit since April 2014 and as Vice President, Assistant Controller from August 2011 to April 2014 and Director of External Reporting from December 2009 to August 2011. Prior to joining the Company, Ms. Sweet served in a number of roles including Director of External Reporting at Federal Home Loan Mortgage Corporation, a participant in the secondary mortgage market, from 2006 to 2009 and Controller of Independence Air, Inc. an airline company, from 2005 to 2006 . Ms. Sweet is a certified public accountant (CPA) and holds a B.S. in Accounting from George Mason University.

Employment Arrangement for the Principal Accounting Officer

In connection with Ms. Sweet’s appointment as the Company’s Senior Vice President, Controller and Chief Accounting Officer, the Company replaced the employment letter dated as of November 25, 2009, as amended on May 7, 2014, between the Company and Ms. Sweet with an employment letter dated October 24, 2014 (“Employment Letter”). The Employment Letter provides that effective November 4, 2014, Ms. Sweet shall serve as the Senior Vice President, Controller and Chief Accounting Officer of the Company and shall receive an annual base salary of $345,000 and a target annual incentive bonus opportunity of 50% of her base salary. The Employment Letter also provides that in the event of a termination without cause, Ms. Sweet will receive 12 months of base salary payable in 24 substantially equal semi-monthly installments, prior year bonus, if applicable, a payment equal to her pro rata current year bonus and 12 months of Company-paid benefits. Additionally, the Employment Letter also contains a non-competition covenant that is effective while Ms. Sweet is employed by the Company and for 12 months following termination of employment with the Company. Ms. Sweet is also subject to standard covenants relating to confidentiality as well as non-solicitation obligations that last for one year following termination from the Company.

Equity Award to Principal Accounting Officer

In connection with Ms. Sweet’s appointment as the Company’s Senior Vice President, Controller and Chief Accounting Officer, the Company approved the grant of restricted stock units with an aggregate grant date value of $300,000 on the next regularly scheduled equity grant date after she assumes the role. Subject to continued employment with the Company, the restricted stock units will vest over a three-year period. One-third of the restricted stock units will vest on each of the first, second and third anniversaries of the grant date. The foregoing description of the award to Ms. Sweet does not purport to be complete and is qualified in its entirety to the award agreements and the related plan document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AOL INC.

By:	/s/ Karen Dykstra
Name:	Karen Dykstra
Title:	Executive Vice President and Chief Financial and Administrative Officer

Date: October 24, 2014

3